Exhibit 99.1

GETTY REALTY CORP. ANNOUNCES RESULTS FOR THE FIRST QUARTER 2016

- 18% Increase in Quarterly AFFO per Share -

- Reaffirms 2016 Annual AFFO per Share Guidance -

JERICHO, NY, May 4, 2016 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended March 31, 2016.

Highlights For The Quarter Ended March 31, 2016

•	Funds From Operations (FFO) increased to $0.42 per share.

•	Adjusted Funds From Operations (AFFO) increased to $0.39 per share.

•	Disposed of six properties for $1.5 million in the aggregate.

Christopher J. Constant, Getty’s President & Chief Executive Officer commented, “With another quarter of AFFO per share growth, we continue to demonstrate the attractive cash flow characteristics of our business. Our performance also reflects the ongoing successful execution of our strategic initiatives including selective accretive acquisitions, targeted recycling of slower growth properties and focused cost controls. Furthermore, we believe that our stabilized operating model, along with our pipeline of redevelopment and potential acquisition opportunities, will further enhance the growth profile of the Company.”

Net Earnings

The Company reported net earnings for the quarter ended March 31, 2016 of $7.7 million, or $0.23 per share, as compared to a net loss of $1.1 million, or $0.04 per share for the quarter ended March 31, 2015. The results for the quarter ended March 31, 2015 were impacted by $7.9 million of non-cash impairment charges.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended March 31, 2016 was $14.1 million, as compared to $10.5 million for the quarter ended March 31, 2015. FFO per share increased by 35% to $0.42 per share for the quarter ended March 31, 2016, as compared to $0.31 per share for the quarter ended March 31, 2015.

AFFO for the quarter ended March 31, 2016 was $13.2 million, as compared to $11.0 million for the quarter ended March 31, 2015. AFFO per share grew 18% to $0.39 per share for the quarter ended March 31, 2016, as compared to $0.33 per share for the quarter ended March 31, 2015. The increase was primarily driven by increases in rental income from the properties acquired in the United Oil transaction in June 2015.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Operating Income

Total revenues from continuing operations were $28.4 million for the quarter ended March 31, 2016, as compared to $24.7 million for the quarter ended March 31, 2015. The increase in total revenues for the three months ended March 31, 2016 was primarily due to approximately $4.4 million of revenues from the properties acquired in the United Oil Transaction which closed in June 2015.

Property costs from continuing operations were $5.3 million for the quarter ended March 31, 2016, as compared to $6.2 million for the quarter ended March 31, 2015. The decrease in property costs was due to a reduction in rent expense, maintenance expense and tenant reimbursements.

General and administrative expenses from continuing operations were $4.0 million for the quarter ended March 31, 2016, as compared to $3.8 million for the quarter ended March 31, 2015.

Environmental expenses from continuing operations were $0.8 million for the quarter ended March 31, 2016, as compared to $1.9 million for the quarter ended March 31, 2015. The reduction in environmental expenses was principally due to a $0.3 million decrease in litigation losses and legal and professional fees, as well as a $0.8 million decrease in environmental remediation costs. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of the change.

Non-cash impairment charges in continuing operations were $2.0 million for the quarter ended March 31, 2016, as compared to $6.7 million for the quarter ended March 31, 2015. The non-cash impairment charges in continuing operations were attributable to the effect of adding asset retirement costs due to changes in estimates associated with the our environmental liabilities, which increased the carrying value of certain properties in excess of their fair value, reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of our properties, and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of our properties.

Capital Activities

During the quarter ended March 31, 2016, the Company sold six properties for $1.5 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term growth criteria of its core portfolio.

Balance Sheet

As of March 31, 2016, the Company had approximately $323 million of outstanding indebtedness with a weighted average interest rate of approximately 4.6%. The Company’s indebtedness consists of $148 million drawn on its Credit Agreement and $175 million of Senior Unsecured Notes. Total cash and cash equivalents were $8.1 million as of March 31, 2016.

2016 Guidance

The Company reaffirms its 2016 AFFO guidance at a range of $1.40 to $1.45 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp.’s First Quarter Earnings Conference Call is scheduled for Thursday, May 5, 2016 at 9:00 a.m. EDT. To participate in the call, please dial 1-888-211-9951 or 1-913-312-0862, for international participants, ten minutes before the scheduled start time and reference pass code 4062901.

A replay will be available on May 5, 2016 beginning at 12:00 Noon EDT through 11:59 p.m. EDT, May 12, 2016. To access the replay, please dial 1-877-870-5176 or 1-858-384-5517, for international participants, and reference pass code 4062901.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store and gas station properties. As of March 31, 2016, the Company owns and leases 842 properties nationwide.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-cash impairment charges and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as gains or losses on property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental of income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

The Company pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. The Company’s definition of AFFO is defined as FFO less revenue recognition adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash revenue recognition adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) non-cash environmental accretion expense and non-cash changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MADE BY MR. CONSTANT AND THOSE REGARDING THE COMPANY’S 2016 AFFO PER SHARE GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2016	December 31, 2015
ASSETS:
Real Estate:
Land	$475,311	$475,784
Buildings and improvements	304,498	304,894
Construction in progress	44	955

	779,853	781,633
Less accumulated depreciation and amortization	(110,216)	(107,109)

Real estate held for use, net	669,637	674,524
Real estate held for sale, net	993	1,339

Real estate, net	670,630	675,863
Net investment in direct financing leases	93,635	94,098
Deferred rent receivable	26,660	25,450
Cash and cash equivalents	8,112	3,942
Restricted cash	381	409
Notes and mortgages receivable	47,618	48,455
Accounts receivable, net of allowance of $2,801 and $2,634, respectively	1,754	2,975
Prepaid expenses and other assets	44,599	45,726

Total assets	$893,389	$896,918

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$146,275	$142,100
Senior unsecured notes, net	174,703	174,689
Mortgage payable, net	306	303
Environmental remediation obligations	82,740	84,345
Dividends payable	8,534	15,897
Accounts payable and accrued liabilities	70,482	73,023

Total liabilities	483,040	490,357

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 33,701,186 and 33,422,170 shares issued and outstanding, respectively	337	334
Paid-in capital	468,954	464,338
Dividends paid in excess of earnings	(58,942)	(58,111)

Total shareholders’ equity	410,349	406,561

Total liabilities and shareholders’ equity	$893,389	$896,918

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues:
Revenues from rental properties	$24,388	$20,413
Tenant reimbursements	2,921	3,514
Interest on notes and mortgages receivable	1,118	781

Total revenues	28,427	24,708

Operating expenses:
Property costs	5,290	6,171
Impairments	1,989	6,728
Environmental	815	1,869
General and administrative	4,044	3,789
Allowance for uncollectible accounts	230	50
Depreciation and amortization	4,622	3,585

Total operating expenses	16,990	22,192

Operating income	11,437	2,516
Gains (loss) on dispositions of real estate	644	(218)
Other (expense) income, net	(24)	4
Interest expense	(4,215)	(2,383)

Earnings (loss) from continuing operations	7,842	(81)
Discontinued operations:
Earnings (loss) from operating activities	18	(1,148)
(Loss) gains on dispositions of real estate	(157)	92

(Loss) from discontinued operations	(139)	(1,056)

Net earnings (loss)	$7,703	$(1,137)

Basic and diluted earnings per common share:
Earnings (loss) from continuing operations	$0.23	$(0.01)
(Loss) from discontinued operations	0.00	(0.03)
Net earnings (loss)	$0.23	$(0.04)
Weighted average common shares outstanding:
Basic and diluted	33,659	33,417

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Net earnings (loss)	$7,703	$(1,137)
Depreciation and amortization of real estate assets	4,622	3,585
(Gains) loss on dispositions of real estate	(487)	126
Impairments	2,309	7,913

Funds from operations	14,147	10,487
Revenue recognition adjustments	(952)	(579)
Allowance for deferred rental revenue	—	10
Non-cash changes in environmental estimates	(987)	(49)
Accretion expense	953	1,169

Adjusted funds from operations	$13,161	$11,038

Basic and diluted per share amounts:
Earnings (loss) per share	$0.23	$(0.04)
Funds from operations per share	0.42	0.31
Adjusted funds from operations per share	$0.39	$0.33

Basic and diluted weighted-average shares outstanding	33,659	33,417

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com